Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-161630, 333-155598, 333-147866, 333-135822, 333-127716, 333-117885, 333-107700, 333-97541, 333-67480, 333-45736, 333-86091, 333-57573, 333-32161) of IRIDEX Corporation of our report dated March 30, 2012 related to the consolidated financial statements and financial statement schedules as of December 31, 2011 and January 1, 2011 and for each of the three years in the period ended December 31, 2011 which appear in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.

East Palo Alto, California

March 30, 2012